UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2009 (June 19, 2009)

QNECTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Thurgauerstrasse 54, CH-8050, Zurich, Switzerland
(Address of principal executive offices)

Registrant’s telephone number, including area code +41-44-307-5020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 19, 2009, Qnective AG (“Borrower”), a Swiss company and an indirectly wholly owned subsidiary of Qnective, Inc., entered into a Bridge Loan Agreement (the “Agreement”) with Miralco Holding AG, a Swiss company (“Miralco”).  Pursuant to the Agreement Miralco has loaned to Borrower Two Million ($2,000,000) Dollars as a bridge loan for working capital and general corporate purposes (the “Loan”).  The Loan bears interest at the rate of four (4%) percent per year.  Repayment in full of the Loan is due upon the earlier of (i) twelve (12) months after the execution date of the Loan (June 18, 2010) or (ii) the consummation of a substitute debt financing or an equity financing between Miralco and Borrower, on terms to be separately negotiated.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Bridge Loan Agreement attached to this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 Bridge Loan Agreement, dated as of June 19, 2009, by and between Miralco Holding AG and Qnective AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2009	QNECTIVE, INC.

	By:	/s/ Francoise Lanter
Francoise Lanter
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Bridge Loan Agreement, dated as of June 19, 2009, by and between Miralco Holding AG and Qnective AG.